Exhibit 10(b)
February 3, 2006
Mr. Peter E. Murphy
1306 Wentworth Avenue
Pasadena, California 91106
Dear Peter:
As you know, we have agreed to amend the letter agreement between you and The Walt Disney Company (“Employer”), dated as of April 17, 2005, regarding the terms of your employment by Employer (the “Agreement”), to provide for your continued employment pursuant to the Agreement after April 1, 2006 on a full-time basis (rather than on a less than full-time basis) and at the same salary level in effect under the Agreement prior to such date. Set forth below are amendments of various specific provisions of the Agreement required in order to (i) effectuate the foregoing and (ii) make a conforming change in Paragraph 8(c) thereof regarding the calculation of the payment provided for therein. You and Employer agree that the amendments set forth herein shall become effective immediately upon the execution hereof by you and Employer.
1.	Paragraph 3(a) of Agreement
     (a) The second sentence of Paragraph 3(a) of the Agreement is hereby amended to read in its entirety as follows:
“During the Term, you shall be employed on an exclusive full-time basis (i.e. 40 hours per week) pursuant to which you shall devote all of your business time to the performance of your duties hereunder.”
     (b) The third sentence of Paragraph 3(a) is hereby deleted.
2.	Paragraph 4 of Agreement
     (a) The first sentence of Paragraph 4 of the Agreement is hereby amended to read in its entirety as follows:
“During the Term, you shall receive a salary at a weekly rate of $18,269.23.”

     (b) The second sentence of Paragraph 4 of the Agreement is hereby deleted.
3.	Paragraph 8(c) of Agreement
The last sentence of Paragraph 8(c) of the Agreement is hereby amended by deleting the dollar amount “$9,615” set forth therein and substituting therefor the following dollar amount: “$18,269.”
As amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.
If the foregoing accurately reflects our mutual agreement, please sign this letter (or a copy thereof) below where indicated.

THE WALT DISNEY COMPANY
By: /s/ Robert A. Iger
Dated: February 3, 2006

Accepted and Agreed:
/s/ Peter E. Murphy
Peter E. Murphy
Dated: February 3, 2006